Exhibit 99.1

Natural Alternatives International, Inc.

Announces Stock Repurchase Plan

SAN MARCOS, Calif,, June 3, 2011 /PRNewswire via COMTEX/ — Natural Alternatives International, Inc. (“NAI”) (Nasdaq: NAII), a leading formulator, manufacturer and marketer of customized nutritional supplements, today announced its Board of Directors has authorized the repurchase of up to $2 million worth of its shares. Under the repurchase plan, NAI may, from time to time, purchase shares of its common stock, depending upon market conditions, in open market or privately negotiated transactions. Based on the last sale price of NAI’s common stock as reported by Nasdaq on June 2, 2011, this authorization would be for the repurchase of approximately 600,000 shares. As of June 2, 2011, NAI had approximately 7,119,736 shares of common stock outstanding.

NAI, headquartered in San Marcos, California, is a leading formulator, manufacturer and marketer of nutritional supplements and provides strategic partnering services to its customers. Our comprehensive partnership approach offers a wide range of innovative nutritional products and services to our clients including: scientific research, clinical studies, proprietary ingredients, customer-specific nutritional product formulation, product testing and evaluation, marketing management and support, packaging and delivery system design, regulatory review and international product registration assistance. For more information about NAI, please see our website at http://www.nai-online.com.

This press release contains forward-looking statements within the meaning of applicable securities laws that are not historical facts and information. These statements represent our intentions, expectations and beliefs concerning future events, including, among other things, our expectations and beliefs with respect to our future financial and operating results, including the amount of our future revenue and profits and our future financial condition, and the actual number of shares to be repurchased, if any, as well as future economic conditions and the impact of such conditions on our business. We wish to caution readers these statements involve risks and uncertainties that could cause actual results and outcomes for future periods to differ materially from any forward-looking statement or views expressed herein. NAI’s financial performance and the forward-looking statements contained herein are further qualified by other risks including those set forth from time to time in the documents filed by us with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

CONTACT – Kenneth Wolf, Chief Operating and Chief Financial Officer, Natural Alternatives International, Inc., at 760-736-7700 or investor@nai-online.com.

Web site: http://www.nai-online.com

SOURCE – Natural Alternatives International, Inc.